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                                    GUARANTY
                                  (ARBITRATION)

TO:  ITT COMMERCIAL FINANCE CORP.

In consideration of financing provided or to be provided by you to BOAT TREE, INC. ("Dealer"), and for other good and valuable consideration received, we jointly, severally, unconditionally and absolutely guaranty to you, from property held separately, jointly or in community, the immediate payment of all current and future liabilities owed by Dealer to you when due, whether such liabilities are direct or indirect ("Liabilities"). We will pay you on demand the full amount of all sums owed by Dealer to you, together with all costs and expenses (including, without limitation, reasonable attorneys' fees). We also indemnify and hold you harmless from and against all (a) losses, costs and expenses you incur and/or are liable for (including, without limitation, reasonable attorneys' fees) and (b) claims, actions and demands made by Dealer or any third party against you, which in any way relate to any relationship or transaction between you and Dealer.

Our guaranty will not be affected by any: (a) change in the manner, place or terms of payment or performance in any current or future agreement between you and Dealer, the release, settlement or compromise of or with any party liable for the payment or performance thereof or the substitution, release, non-perfection, impairment, sale or other disposition of any collateral thereunder; (b) change in Dealer's financial condition; (c) interruption of relations between Dealer and you or us; (d) claim or action by Dealer against you; and/or (e) increases or decreases in any credit you may provide to Dealer. We will pay you even if you have not (i) notified Dealer that it is in default of the Liabilities and/or that you have accelerated the payment of all or any part of the Liabilities, or (ii) exercised any of your rights or remedies against Dealer, any other person or any current or future collateral. This Guaranty is assignable by you and will inure to the benefit of your assignee. If Dealer hereafter undergoes any change in its ownership, identity or organizational structure, this Guaranty will extend to all current and future obligations owed to you by such new or changed legal entity.

We irrevocably waive: notice of your acceptance of this Guaranty, presentment, demand, protest, nonpayment, nonperformance, any right of contribution from other guarantors, dishonor, the amount of indebtedness of Dealer outstanding at any time, the number and amount of advances made by you to Dealer in reliance on this Guaranty and any claim or action against Dealer; notice and hearing as to any prejudgment remedy, all other demands and notices required by law; all rights of offset and counterclaims against you or Dealer; all rights in, and invoices or demands relating to, any collateral now or hereafter securing any Liabilities (including, without limitation, all rights, notices or demands directly or indirectly relating to the sale or other disposition of such collateral or the manner of such sale or other disposition); all defenses to the enforceability of this Guaranty (including, without limitation, fraudulent inducement); and all of our present and future rights and remedies (a) of subrogation to any of your rights or remedies against Dealer, (b) of contribution, reimbursements, indemnification and restoration from Dealer and
(c) to assert any other claim or action against Dealer directly or indirectly relating to this Guaranty. All our waivers herein will survive any termination of this Guaranty.



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We have made an independent  investigation of the financial  condition of Dealer
and  give  this  Guaranty  based  on  that   investigation   and  not  upon  any
representation made by you. We have access to current and future Dealer financial information which enables us to remain continuously informed of Dealer's financial condition. This Guaranty will survive any federal and/or state bankruptcy or insolvency action involving Dealer. We are solvent and our execution of this guaranty will not make us insolvent. If you are required in any action involving Dealer to return or rescind any payment made to or value received by you from or for the account of Dealer, this Guaranty will remain in full force and effect and will be automatically reinstated without any further action you and notwithstanding any termination of this Guaranty or your release of us. Any delay or failure by you, or your successors or assigns. In exercising any of your rights or remedies hereunder will not waive any such rights or remedies. This Guaranty supersedes all prior oral and written agreements concerning the subject matter hereof. Any oral or other amendment or waiver made or claimed to be made to this Guaranty that is not evidenced by a written document signed by you and our authorized representatives will be null, void and have no force or effect whatsoever. We may terminate this Guaranty by a written notice to you, the termination to be effective sixty (60) days after you receive and acknowledge it, but the termination will not terminate our obligations hereunder arising prior to the effective termination date. The meanings of all terms herein are equally applicable to both the singular and plural forms of such terms.

BINDING ARBITRATION. Except as otherwise specified below, all actions, disputes, claims and controversies under common law, statutory law or equity (including, without limitation, all torts, whether for negligence, breach of fiduciary duty, restraint of trade, fraud, conversion, duress, interference, wrongful replevin, wrongful sequestration, fraud in the inducement or otherwise, all contract actions, whether concerning express or implied terms, such implied covenants of good faith, fair dealing, commercial reasonableness of any collateral disposition, and all claims for deceptive trade practices, lends liability and the reasonableness or lawfulness of any act), heretofore or hereafter arising out of or directly or indirectly relating to (a) this Guaranty and/or any amendments and addenda hereto, or the breach, invalidity or termination hereof,
(b) any previous or subsequent agreement between you and us and/or (c) any relationship, transaction or dealing between you and us (collectively, the "Disputes"), will be subject to and resolved by binding arbitration.

All arbitration hereunder will be pursuant to the Code of Procedure in effect from time to time ("Code") of the National Arbitration Forum ("NAF"), currently located at 2124 Dupont Avenue South, Minneapolis, Minnesota 55405. A copy of the Code may be obtained by contacting the NAF. If the Code is cancelled and/or the NAF dissolves, all arbitrable Disputes will be subject to and resolved by binding arbitration in accordance with the Code and administered by the American Arbitration Association. The arbitrator(s) will decide if any inconsistency exists between the Code and the arbitration provisions contained herein. If any such inconsistency exists, the arbitration provisions contained herein will control and supersede the Code. The site of all arbitration will be in Division of the Federal Judicial District of your branch office closest to Dealer. The laws of the State of Georgia will govern this Guaranty; provided, however, if the jurisdictional requirements of the Federal Arbitration Act ("FAA") are satisfied, the FAA will supersede laws of such state and govern. This Guaranty concerns transactions involving commerce among the several states. Discovery proceedings under the Federal Rules of Civil Procedure are permitted before and during recesses of arbitration hearings, but only with respect to Disputes where at least $250,000,000 is


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controversy.  Any  disagreements  relating to such discovery will be resolved by the arbitrator(s) after a hearing. All arbitration proceedings and all awards granted thereunder will be kept confidential.

Nothing herein will be construed to prevent your or our use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, dation and/or any other prejudgment or provisional action or remedy relating to any collateral for any current or future debt owed by either of us to the other. Any such action or remedy will not waive your or our right to compel arbitration of any Dispute. If either of us brings any other action for judicial relief with respect to any Dispute, the party bringing such action will be liable for and immediately pay all of the other party's costs and expenses (including attorneys' fees) incurred to stay such action and remove or refer such Dispute to arbitration.

Any arbitration proceeding must be instituted within thirteen (13) months after the date: (a) the last payment was received by the instituting party regarding any Dispute for the collection of any current or future debt owed by either of us to the other; or (b) the incident occurred giving rise to any other type of Dispute, whether or not any damage was sustained or capable of ascertainment or either of us knew of such incident. Failure to institute an arbitration proceeding within such period will constitute an absolute bar and waiver to the institution of any proceeding with respect to such Dispute. All notices will be sufficiently given if mailed or delivered: (i) to us at our address(es) specified below; and (ii) to you at 8251 Maryland Avenue, Clayton, Missouri 63105, Attention: General Counsel, or such other address as you may specify from time to time. No arbitration hereunder will include, by consolidation, joinder or otherwise, any third party, unless such third party agrees to arbitrate pursuant to the arbitration provisions contained herein and the Code. If either of us brings or appeals an action to vacate or modify an arbitration award and such party does not prevail, such party will pay all costs and expenses, including attorneys' fees, incurred in defending such action. If the arbitration section of this Guaranty or its application is invalid or unenforceable, any legal proceeding with respect to any Dispute will be tried in a court of competent jurisdiction by a judge without a jury. We waive any right to a jury trial in any such proceeding.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION.   DATE: October 7, 1992

INDIVIDUAL GUARANTOR(S):

SIGNED BY: /s/ Joseph G. Pozo, Jr.
           --------------------------------------------
(Print Name:  Joseph G. Pozo, Jr.
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WITNESS:
         ------------------------------------------------------------
(Print Name:
             ----------------------------------------------------------

SIGNED BY: /s/ Jacqueline Pozo
           ----------------------------------------------
(Print Name:    Jacqueline Pozo
             ------------------------------------------------

WITNESS:
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(Print Name:
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2CORPORATE OR PARTNERSHIP GUARANTOR:

-------------------------------------------
(Name of Corporate or Partnership Guarantor)

By:
(Print Name _______________________________
Title:______________________________________

Address of Guarantor(s):
4232 Down Point Lane, Orlando, Florida  34786



                                NOTARY STATEMENT



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On this 7th day of October,  1992,  before me, the subscriber,  a Notary Public, personally appeared Joseph G. Pozo, Jr. and Jacqueline Pozo 7 known to me to be the person(s) described in and who executed the above Guaranty (Arbitration), and who acknowledged the execution thereof to be their free act and deed.

My commission expires:          Notary Public:________________________________
                                                               (SEAL)

                             SECRETARY'S CERTIFICATE

I hereby certify that I am the Secretary of _____________________________ ("Guarantor") and that execution of the above Guaranty (Arbitration) was ratified, approved and confirmed by the Shareholders at a meeting, if necessary, and pursuant to a resolution of the Board of Directors of Guarantor at a meeting of the Board of directors duly called, and which is currently in effect, which resolution was duly presented, seconded and adopted and reads as follows: "BE IT RESOLVED that any officer of this corporation is hereby authorized to execute a guaranty of the obligations of ___________________________________________
("Dealer") to ITT Commercial Finance Corp. on behalf of the corporation, which instrument may contain such terms as the above named persons may see fit including, but not limited to a waiver of notice of the acceptance of the guaranty: presentment; demand; protest; notices of nonpayment; nonperformance, dishonor, the amount of indebtedness of Dealer outstanding at any time, any legal proceedings against Dealer, and any other demands and notices required by law; any right of contribution from other guarantors; and all offsets." IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal on this ___ day of _____________, 19__.

(SEAL)                      Secretary: _______________________________________
***********************************
1 Complete Section only if Individual Guarantor(s) 5 Signature of Corporate or Partnership Representative 2 Complete Section only if Corporate or Partnership Guarantor 6 Title of Corporate or Partnership Representative 3 Individual Guarantor's Signature 7 Name of Each Individual Guarantor 4 Signature of Witness to Individual Guarantor's Signature 8 Complete Section only if Corporate Guarantor
   (Must be ITT CMF Employee)